                                                                   EXHIBIT 10.44

                                                                  EXECUTION COPY

                         AGREEMENT OF PURCHASE AND SALE

           (11, 15 and 16 Elizabeth Drive, Chelmsford, Massachusetts)



         This Agreement of Purchase and Sale ("Agreement") is made and entered into by and between Purchaser and Seller as of January 17, 2001.

                                    RECITALS

A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

                         ARTICLE 1 - BASIC INFORMATION

         1.1 CERTAIN BASIC TERMS. The following defined terms shall have the meanings set forth below:

                  1.1.1 Seller: W9/TIB Real Estate Limited Partnership, a Delaware limited partnership.

                  1.1.2 Purchaser: Brooks Automation, Inc., a Delaware corporation.

                  1.1.3 Purchase Price: $27,000,000.00.

                  1.1.4 Earnest Money: $750,000.00, including interest thereon, to be deposited in accordance with Section 3.1 below.

                  1.1.5 Title Company:First American Title Insurance Company
                                               One Financial Center, 16th Floor
                                               Boston, MA  02111
                                               Attention:  John Shea
                                               Telephone:  (617) 772-9242
                                               Facsimile:   (617) 951-0102

                  1.1.6 Escrow Agent: Title Company


                  1.1.7 Broker: Trammell Crow Company

                                                 125 High Street
                                                 Boston, MA 02110
                                                 Attention:   Marci B. Griffith
                                                 Telephone:  (617) 757-2500
                                                 Facsimile:  (617) 946-5631

                  1.1.8 Effective Date: December 1, 2000.

                  1.1.9 Property Information Delivery Date: The date which is five (5) days after the Effective Date.

                  1.1.10 Title Commitment Delivery Date: The date which is five
         (5) days after the Effective Date.

                  1.1.11 Survey Delivery Date: The date which is ten (10) days after the Effective Date.

                  1.1.12 Title and Survey Review Period: The period ending no later than the expiration of the Inspection Period.

                  1.1.13 Inspection Period: The period beginning on the Effective Date and ending on the date of this Agreement.

                  1.1.14 Closing Date: January 29, 2001 or an earlier date mutually agreed to by the parties in writing provided Purchaser provides Seller with at least ten (10) business days advance notice requesting that the Closing Date be such earlier date.

         1.2 CLOSING COSTS. Closing costs shall be allocated and paid as follows:

                                         COST                                              RESPONSIBLE PARTY
                                         ----                                              -----------------
Title Commitment required to be delivered pursuant to Section 5.1                                  Seller

Premium for standard form Title Policy required to be delivered pursuant to Section 5.4          Purchaser

Premium for any upgrade of Title Policy for extended or additional coverage and any              Purchaser
endorsements desired by Purchaser, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges

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

Costs of Survey and/or any revisions, modifications or recertifications thereto                  Purchaser

Costs for UCC Searches                                                                           Purchaser

Recording Fees
                                                                                            Purchaser, except that
                                                                                            Seller shall pay
                                                                                           recording fees for the
                                                                                              discharge of any
                                                                                              financing liens

Any deed taxes, documentary stamps, transfer taxes, intangible taxes, mortgage                    Seller
taxes Seller or other similar taxes, fees or assessments

Any escrow fee charged by Escrow Agent for holding the Earnest Money                           Purchaser 1/2
or conducting the Closing                                                                       Seller 1/2

Real Estate Sales Commission to Broker                                                             Seller

All other closing costs, expenses, charges and fees                                        The party who incurs
                                                                                                 the costs


1.3      NOTICE ADDRESSES:

         If to Purchaser:                   Brooks Automation, Inc.
                                            15 Elizabeth Drive
                                            Chelmsford, MA 01824-4111
                                            Attention:Jeffrey Myrdek, Manager
                                                       of Global Facilities
                                            Telephone:(978) 262-2487
                                            Facsimile:(978) 262-2500

         with a copy to:                    Brown, Rudnick Freed & Gesmer, P.C.
                                            One Financial Center
                                            Boston, MA 02111
                                            Attention:  Joel M. Reck, Esq.
                                            Telephone:  (617) 856-8558
                                            Facsimile:   (617) 856-8201

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

         If to Seller:                  W9/TIB Real Estate Limited Partnership
                                        c/o Archon Group, L.P.
                                        1275 K Street, NW, Suite 900
                                        Washington, DC 20005
                                        Attention:  Stephen M. Abelman
                                        Telephone:  (202) 216-5800
                                        Facsimile:   (202) 216-5801


         with a copy to:                Anne Rickard Jackowitz, Esq.
                                        Choate, Hall & Stewart
                                        Exchange Place
                                        53 State Street
                                        Boston, MA 02109
                                        Telephone:  (617) 248-5230
                                        Facsimile:  (617) 248-4000


1.4      INDEX OF CERTAIN ADDITIONAL DEFINED TERMS:


         Additional Property Information             Section 4.2
         Asset Manager                               Section 12.18
         Asset Manager's Employee                    Section 9.3
         Assignment                                  Subsection 7.3.2
         Casualty Notice                             Subsection 6.2
         CERCLA                                      Section 11.3
         Closing                                     Section 7.1
         Deed                                        Subsection 7.3.1
         Designated Representative(s)                Section 12.18
         Due Diligence Termination Notice            Section 4.5
         ERISA                                       Subsection 7.4.2
         Hazardous Materials                         Section 11.4
         Improvements                                Subsection 2.1.1
         Independent Consideration                   Section 3.2
         Intangible Personal Property                Subsection 2.1.4
         Land                                        Subsection 2.1.1
         Lease Files                                 Subsection 4.2.1
         Leases                                      Subsection 2.1.2
         Leasing Commission Agreements               Subsection 4.1.9
         Leasing Costs                               Section 8.2
         Letter of Credit                            Subsection 7.3.7
         Material Damage                             Subsection 6.2.1
         Operating Statements                        Subsection 4.1.2
         Permitted Exceptions                        Section 5.3

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

         Permitted Outside Parties                   Section 4.8
         Property                                    Section 2.1
         Property Documents                          Section 4.5
         Property Information                        Section 4.1
         Real Property                               Subsection 2.1.1
         Rent Roll                                   Subsection 4.1.1
         Reports                                     Section 4.6
         Service Contracts                           Subsection 4.1.7
         Survey                                      Section 5.2
         Survival Period                             Section 9.3
         Tangible Personal Property                  Subsection 2.1.3
         Taxes                                       Section 8.1
         Tenant Receivables                          Subsection 8.1.3
         Title Commitment                            Section 5.1
         Title Policy                                Section 5.4
         Unbilled Tenant Receivables                 Subsection 8.1.3(a)
         Uncollected Tenant Receivables              Subsection 8.1.3(a)

                              ARTICLE 2 - PROPERTY

     2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

          2.1.1 REAL PROPERTY. The land described in Exhibit A attached hereto (the "Land"), together with (i) all improvements located thereon ("Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (iii) without warranty, all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "Real Property").

          2.1.2 LEASES. All of Seller's right, title and interest, without warranty, in all leases of the Real Property, including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "Leases").

          2.1.3 TANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, without warranty, in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, which tangible personal property is set forth on Exhibit B attached hereto, but specifically excluding any items of personal property owned by tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the "Tangible Personal Property").
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

          2.1.4 INTANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation: all trade names and trade marks associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable); warranties (to the extent assignable); contract rights related to the construction, operation, ownership or management of the Real Property, if any (but only to the extent assignable and Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); governmental permits, approvals and licenses, if any (to the extent assignable); and telephone exchange numbers (to the extent assignable) (collectively the "Intangible Personal Property").

                           ARTICLE 3 - EARNEST MONEY

     3.1 DEPOSIT AND INVESTMENT OF EARNEST MONEY. Simultaneously upon the execution of this Agreement, Purchaser shall deposit the Earnest Money with Escrow Agent. Escrow Agent shall invest the Earnest Money in an investment vehicle satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

     3.2 INDEPENDENT CONSIDERATION. Simultaneously with the delivery of the Earnest Money to the Escrow Agent by the Purchaser, Purchaser shall pay to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller's performance under this Agreement ("Independent Consideration"), which shall be retained by Seller in all instances, and shall not be applied against the Purchase Price.

     3.3 FORM; FAILURE TO DEPOSIT. The Earnest Money and Independent Consideration shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money or the Independent Consideration within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

     3.4 DISPOSITION OF EARNEST MONEY. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.5, Escrow Agent shall pay the entire Earnest Money to Purchaser one (1) business day following receipt of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one (1) business day). No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to Section 4.5. In the event of a termination of this Agreement by either

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Seller or Purchaser for any reason other than pursuant to Section 4.5, Escrow
Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

                           ARTICLE 4 - DUE DILIGENCE

     4.1 DUE DILIGENCE MATERIALS TO BE DELIVERED. To the extent such items (a) are in the possession of (i) Seller, (ii) Grubb & Ellis Management Services, Inc. ("Grubb & Ellis"), or (iii) the Asset Manager (as defined herein) and (b) are not otherwise subject to any confidentiality agreements and/or other restrictions prohibiting their disclosure to Purchaser, Seller shall deliver to Purchaser the following (the "Property Information") on or before the Property Information Delivery Date:

          4.1.1 RENT ROLL. A current rent roll ("Rent Roll") for the Property;

          4.1.2 FINANCIAL INFORMATION. Copy of operating statements and a summary of capital expenditures pertaining to the Property for the twelve
     (12) months preceding the Effective Date of this Agreement or such lesser period as Seller has owned the Property ("Operating Statements");

          4.1.3 [INTENTIONALLY OMITTED];

          4.1.4 ENVIRONMENTAL REPORTS. Copy of any environmental reports or site assessments related to the Property;

          4.1.5 TAX STATEMENTS. Copy of ad valorem tax statements relating to the Property for the current tax period;

          4.1.6 TITLE AND SURVEY. Copy of Seller's most current title insurance commitments (with related exception documents and information) and surveys with respect to the Property;

          4.1.7 SERVICE CONTRACTS. A list, together with copies, of service, supply, equipment rental, and other service contracts related to the operation of the Property ("Service Contracts");

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
          4.1.8 PERSONAL PROPERTY. A list of Tangible Personal Property, which list shall be substantially similar to the list attached hereto as Exhibit B;

          4.1.9 LEASING COMMISSIONS AND LEASING AGREEMENTS. A list of contingent leasing commissions with respect to the Leases ("Leasing Commission Agreements"), and a copy of all Leasing Commission Agreements; and

          4.1.10 TENANT INSURANCE CERTIFICATES. Copy of current tenant insurance certificates with respect to the Lease with Nortel Networks Inc. ("Nortel").

     4.2 DUE DILIGENCE MATERIALS TO BE MADE AVAILABLE. To the extent such items
(a) are in the possession of (i) Seller, (ii) Grubb & Ellis, or (iii) the Asset Manager and (b) are not otherwise subject to any confidentiality agreements and/or other restrictions prohibiting their disclosure to Purchaser, Seller shall make available to Purchaser for Purchaser's review, at Seller's option at either the offices of Seller's Asset Manager or property manager or at the Property, the following items and information (the "Additional Property Information") on or before the Property Information Delivery Date, and Purchaser, at its expense, shall have the right to make copies of same:

          4.2.1 LEASE FILES. The Nortel lease files for all tenants, including the Lease, amendments, guaranties, any letter agreements and assignments which are then in effect ("Lease Files");

          4.2.2 MAINTENANCE RECORDS AND WARRANTIES. Maintenance work orders for the twelve (12) months preceding the Effective Date of this Agreement and warranties, if any, on roofs, air conditioning units, fixtures and equipment;

          4.2.3 PLANS AND SPECIFICATIONS AND OPERATION AND MAINTENANCE MANUALS. Building plans and specifications and operation and maintenance manuals relating to the Property, its component parts and mechanical systems to the extent any such Building plans and specifications and/or operation and maintenance manuals are not otherwise subject to any confidentiality agreements or other restrictions prohibiting their disclosure to Purchaser; and

          4.2.4 LICENSES, PERMITS AND CERTIFICATES OF OCCUPANCY. Licenses, permits and certificates of occupancy relating to the Property and any notices with respect thereto.

      4.3 PHYSICAL DUE DILIGENCE. Commencing on the Effective Date and continuing until the Closing, Purchaser and its contractors, agents and representatives shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including, without limitation, surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that
(i) Purchaser must give Seller twenty-four (24) hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller's prior written consent (which consent may be given, withheld or conditioned in Seller's sole

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discretion), (ii) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place reasonable amounts of comprehensive general liability insurance and workers' compensation insurance for its activities on the Property in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name Seller and Asset Manager as additional insureds thereunder, and (iii) all such tests shall be conducted by Purchaser and/or its contractors, agents and representatives in compliance with Purchaser's responsibilities set forth in Section 4.12 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of
Section 4.8 hereof, Purchaser or Purchaser's representatives may meet with Nortel; provided, however, Purchaser must contact Seller at least forty-eight
(48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.8 hereof, Purchaser and/or Purchaser's representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of such intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.

     4.4 ESTOPPEL CERTIFICATES. Seller shall make good faith efforts to obtain and deliver to Purchaser, at or prior to the expiration of the Inspection Period, a tenant estoppel certificate from Nortel in the form of Exhibit F attached hereto. In the event Seller is unable to obtain such tenant estoppel certificate or Purchaser is not satisfied, in Purchaser's sole and absolute discretion, with the form or content of such tenant estoppel certificate, Purchaser may elect to terminate this Agreement by giving the Due Diligence Termination Notice described in Section 4.5 on or before the last day of the Inspection Period. Seller shall not be obligated to expend any funds in connection with obtaining such tenant estoppel certificate, and the failure of Seller to obtain such tenant estoppel certificate shall not be a breach or default hereunder so long as Seller makes good faith efforts to obtain it.

     4.5 DUE DILIGENCE/TERMINATION RIGHT. Purchaser shall have through the last day of the Inspection Period in which to (i) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the "Property Documents") and the Property and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (ii) obtain all necessary internal approvals, and (iii) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the "Due Diligence Termination Notice") on or before the last day of the Inspection Period. If Purchaser does not give a Due Diligence Termination Notice on or before the last day of the Inspection Period, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to Section 4.4 and this Section 4.5, and Purchaser shall be

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deemed to have acknowledged that it has received or had access to all Property
Documents and conducted all inspections and tests of the Property that it considers important.

     4.6 RETURN OF DOCUMENTS AND REPORTS. If this Agreement terminates for any reason other than Seller's default hereunder, Purchaser shall promptly return and/or deliver to Seller all Property Documents and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller's default, then Purchaser must deliver to Seller copies of all third party reports, investigations and studies, other than economic analyses (collectively, the "Reports" and, individually, a "Report") prepared for Purchaser in connection with its due diligence review of the Property. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser's obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.

     4.7 SERVICE CONTRACTS. On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts (i) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this Section 4.7, and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.

     4.8 PROPRIETARY INFORMATION; CONFIDENTIALITY. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser's acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"). At any time and from time to time, within two (2) business days after Seller's request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.8. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

     4.9 NO REPRESENTATION OR WARRANTY BY SELLER. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Asset Manager has made nor

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makes any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller and Asset Manager. Seller and Asset Manager expressly disclaim any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller and Asset Manager have not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser.

     4.10 PURCHASER'S RESPONSIBILITIES. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (i) not disturb the tenants or interfere with their use of the Property pursuant to their respective Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, Asset Manager, or their respective agents, guests, invitees, contractors and employees or any tenants under the Leases or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (viii) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.8 above, or except as may be otherwise required by law.

     4.11 PURCHASER'S AGREEMENT TO INDEMNIFY. Purchaser indemnifies and holds Seller and Asset Manager harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Purchaser's inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.3, 4.8 and 4.10 herein; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser's actions do not aggravate any pre-existing liability of Seller. Purchaser also indemnifies and holds any tenant under the Leases harmless from and against any and all claims, causes of action, damages, liabilities and expenses which such tenant may suffer or incur due to Purchaser's breach of its obligation under Section 4.8 above to maintain the confidential nature of any Property Documents or other information relative to such tenant. Purchaser's obligations under this Section 4.11 shall survive the termination of this Agreement and shall survive the Closing.

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     4.12 ENVIRONMENTAL STUDIES; SELLER'S RIGHT TO TERMINATE. As additional consideration for the transaction contemplated in this Agreement, Purchaser must provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of any such studies or reports. Notwithstanding Section 4.11 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser's actions do not aggravate any pre-existing liability of Seller. In the event that such reports, tests or studies indicate the existence or reasonable potential existence of any contamination of any portion of the Property that is not disclosed in the Property Documents and that is material (meaning that the reasonably estimated cost of remediation and/or other liability associated therewith, as determined by Seller's environmental consultants, exceeds $100,000.00), then Seller may terminate this Agreement by giving written notice to Purchaser within ten (10) business days after Purchaser has provided Seller with copies of such reports, tests or studies, whereupon the Earnest Money shall be returned to Purchaser, the parties shall have no further obligations hereunder except for obligations that expressly survive the termination hereof, and Seller shall pay to Purchaser an amount equal to the lesser of (A) Purchaser's actual out-of-pocket expenditures incurred directly in connection with negotiating this Agreement and/or conducting due diligence activities contemplated hereunder, or (B) Twenty-Five Thousand and No/100 Dollars ($25,000.00), provided, however, that Purchaser must make written demand of Seller for such reimbursement and provide Seller reasonable supporting documentation of actual expenditures within thirty (30) days of the termination of this Agreement, and if Purchaser fails to provide such written demand and supporting documentation within such thirty (30) day period, then Purchaser shall be deemed to have forever waived its right to recover any amount from Seller.

                          ARTICLE 5 - TITLE AND SURVEY

     5.1 TITLE COMMITMENT. Purchaser shall obtain: (i) a current commitment for title insurance or preliminary title report (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price and on an ALTA 1992 Standard Form commitment, with Purchaser as the proposed insured; and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property. Purchaser shall deliver to Seller a copy of the Title Commitment and copies of all documents referred to therein as exceptions immediately upon its receipt of any or all such items.

     5.2 NEW OR UPDATED SURVEY. Purchaser may elect to obtain a new survey or revise, modify, or re-certify an existing survey ("Survey") as necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Purchaser's objectives.

     5.3 TITLE REVIEW. During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser's consent (if requested, such consent shall not be unreasonably withheld or delayed). The term "Permitted Exceptions" shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period; real estate taxes not yet due and payable; tenants under the Leases; and any licensees under any Service Contracts not terminated as of Closing.

     5.4 DELIVERY OF TITLE POLICY AT CLOSING. In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner's title policy in accordance with the Title Commitment, insuring Purchaser's title to the Property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the "Title Policy"), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement.

                    ARTICLE 6 - OPERATIONS AND RISK OF LOSS

     6.1 ONGOING OPERATIONS. From the Effective Date through Closing:

          6.1.1 LEASES AND SERVICE CONTRACTS. Seller will perform its material obligations under the Leases and Service Contracts.

          6.1.2 NEW CONTRACTS. Except as provided in Subsection 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days' prior notice.

          6.1.3 MAINTENANCE OF IMPROVEMENTS; REMOVAL OF PERSONAL PROPERTY. Subject to Sections 6.2 and 6.3 herein, Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller's maintenance of the Improvements during Seller's period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as existed as the removed item of Tangible Personal Property.

         6.1.4 LEASING. Seller will not amend or terminate any existing Lease or enter into any new Lease without providing Purchaser (i) all relevant supporting documentation, as reasonably determined by Seller, including, without limitation, tenant financial information to the extent in Seller's possession, and (ii) as to any such amendment or termination of a Lease or new Lease which is to be executed after the expiration of the Inspection Period, Seller's request for Purchaser's approval. If Purchaser's consent is requested by Seller as to any amendment or termination of a Lease or new Lease, Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease or new Lease within three (3) business days after Purchaser's receipt of the items in (i) and (ii) of this Subsection 6.1.4. If Purchaser does not respond to Seller's request within such time period, then Purchaser will be deemed to have approved such amendment, termination or new Lease. Purchaser's approval rights and obligations will vary depending on whether the request for approval from Seller is delivered to Purchaser before or after the expiration of the Inspection Period, as follows:

         (a) With respect to a request for approval delivered by Seller to Purchaser before the expiration of the Inspection Period, Purchaser's consent shall not be required. Moreover, whether or not Purchaser consents to an amendment or termination of a Lease or the entering into of a new Lease, Seller may amend or terminate a Lease or enter into a new Lease at anytime prior to the expiration of the Inspection Period; however, if Purchaser does not consent to same or is not deemed to have approved same, and if Seller elects to amend or terminate a Lease or enter into a new Lease notwithstanding Purchaser's failure to approve same, then Purchaser may, at the time Seller notifies Purchaser of the execution of said amendment, termination or new Lease, elect to terminate this Agreement and receive a return of the Earnest Money; provided that if Purchaser does not elect to terminate within five (5) days after said notification from Seller, then Purchaser shall have waived its right to terminate pursuant to this Subsection 6.1.4.

         (b) With respect to a request for approval delivered by Seller to Purchaser after the expiration of the Inspection Period, Purchaser may withhold its consent in its sole and absolute discretion.

         6.1.5 INSURANCE. Seller shall maintain, or cause to be maintained, the existing levels of insurance for the Real Property and Tangible Personal Property.

         6.1.6 PURCHASER LEASE DEFAULTS. Purchaser shall promptly notify Seller in writing of any default, or circumstances which (but for the giving of notice or passage of time) might ripen into a default, by Seller under the Leases of that portion of the Property known as 15 Elizabeth Drive and 16 Elizabeth Drive.

      6.2 DAMAGE. If prior to Closing the Property is damaged by fire or other casualty, Seller shall estimate the cost to repair and the time required to complete repairs and will provide

Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.

         6.2.1 MATERIAL. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, either Seller or Purchaser may, at its option, terminate this Agreement by delivering written notice to the other on or before the expiration of thirty (30) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty-day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If neither Seller nor Purchaser so terminates this Agreement within said thirty (30) day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies (but the amount of the deductible plus insurance proceeds shall not exceed the lesser of (A) the cost of repair or (B) the Purchase Price and a pro rata share of the rental or business loss proceeds, if any). For the purposes of this Agreement, "Material Damage" and "Materially Damaged" means damage which, in Seller's reasonable estimation, exceeds $100,000.00 to repair or which, in Seller's reasonable estimation, will take longer than ninety (90) days to repair.

         6.2.2 NOT MATERIAL. If the Property is not Materially Damaged, then neither Purchaser nor Seller shall have the right to terminate this Agreement, and Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, or (ii) credit Purchaser at Closing for the reasonable cost to complete the repair (in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs).

    6.3 CONDEMNATION. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten-day period to make such election), either: (i) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (ii) above.

                              ARTICLE 7 - CLOSING

    7.1 CLOSING. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date through an escrow with the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

    7.2 CONDITIONS TO PARTIES' OBLIGATION TO CLOSE. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

        7.2.1 REPRESENTATIONS AND WARRANTIES. The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

        7.2.2 DELIVERIES. As of the Closing Date, Seller and Purchaser shall have tendered all deliveries set forth in this Agreement, including, without limitation, Sections 7.3 and 7.4, respectively, to be made at Closing; and

        7.2.3 ACTIONS, SUITS, ETC. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the Property or the other party's ability to perform its obligations under this Agreement.

    So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing. Notwithstanding anything to the contrary in this Agreement, if Seller, as of the Closing Date, has not satisfied any condition to its obligation to proceed with the Closing, Seller may extend the Closing Date for not more than thirty (30) days after the Closing Date for such purpose upon written notice to Purchaser. If Seller is unable or unwilling to satisfy such condition within said thirty (30) days, Purchaser may either (i) terminate this Agreement by written notice to Seller and be entitled to receive the Earnest Money from the Escrow Agent or (ii) elect to proceed with the purchase of the Property notwithstanding the non-satisfaction of such condition, in which event Purchaser shall be deemed to have waived any such condition.

    7.3 SELLER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

        7.3.1 DEED. A Massachusetts form of Quitclaim Deed in form acceptable for recordation under the laws of the Commonwealth of Massachusetts and restating (in summary form) the provisions of Article 11 hereof, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the Real Property, subject to the Permitted Exceptions (the "Deed") and in the form attached hereto as Exhibit J;

        7.3.2 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. A Bill of Sale, Assignment and Assumption in the form of Exhibit C attached hereto (the "Assignment"), duly executed and acknowledged by Seller, vesting in Purchaser, without warranty, Seller's right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

        7.3.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

        7.3.4 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

        7.3.5 AUTHORITY. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

        7.3.6 TENANT ESTOPPEL CERTIFICATE. To the extent obtained by Seller pursuant to Section 4.4 above, a tenant estoppel certificate from Nortel;

        7.3.7 LETTER OF CREDIT. Letter of Credit No. S819383 issued by ABN AMRO Bank N.V. in the amount of One Million and 00/100 Dollars ($1,000,000.00) in favor of Seller with respect to the Leases for the 15 and 16 Elizabeth Drive premises (the "Letter of Credit");

        7.3.8 LEASE TERMINATION AGREEMENT. A Lease Termination Agreement between Seller and Purchaser, duly executed and acknowledged by Seller, terminating the Leases for the 15 and 16 Elizabeth Drive premises;

        7.3.9 NOTICE OF TERMINATION OF LEASE FOR 15 ELIZABETH DRIVE PREMISES. A Notice of Termination of Lease with respect to the Lease for the 15 Elizabeth Drive premises in form acceptable for recordation under the laws of the Commonwealth of Massachusetts, duly executed and acknowledged by Seller;

        7.3.10 NOTICE OF TERMINATION OF LEASE FOR 16 ELIZABETH DRIVE PREMISES. A Notice of Termination of Lease with respect to the Lease for the 16 Elizabeth Drive premises in form acceptable for recordation under the laws of the Commonwealth of Massachusetts, duly executed and acknowledged by Seller; and

        7.3.11 NORTEL LEASE. The original lease to the extent in the possession of Seller or, in the alternative, a photocopy thereof, for the 11 Elizabeth Drive premises and all amendments and modifications thereto, including, without limitation, the Second Amendment to said lease in the form attached hereto as Exhibit K.

        7.3.12 ADDITIONAL DOCUMENTS. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

    7.4 PURCHASER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

        7.4.1 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. The Assignment, executed and acknowledged by Purchaser;

        7.4.2 ERISA LETTER. A letter to Seller in the form of Exhibit D attached hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

        7.4.3 LEASE TERMINATION AGREEMENT. A Lease Termination Agreement between Seller and Purchaser, duly executed and acknowledged by Purchaser, terminating the Leases for the 15 and 16 Elizabeth Drive premises;

        7.4.4 NOTICE OF TERMINATION OF LEASE FOR 15 ELIZABETH DRIVE PREMISES. A Notice of Termination of Lease with respect to the Lease for the 15 Elizabeth Drive premises in form acceptable for recordation under the laws of the Commonwealth of Massachusetts, duly executed and acknowledged by Purchaser;

        7.4.5 NOTICE OF TERMINATION OF LEASE FOR 16 ELIZABETH DRIVE PREMISES. A Notice of Termination of Lease with respect to the Lease for the 16 Elizabeth Drive premises in form acceptable for recordation under the laws of the Commonwealth of Massachusetts, duly executed and acknowledged by Purchaser; and

         7.4.6 ADDITIONAL DOCUMENTS. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

    7.5 CLOSING STATEMENTS. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

    7.6 PURCHASE PRICE. At or before 1:00 p.m. (Boston, Massachusetts local time) on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

    7.7 POSSESSION. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

    7.8 DELIVERY OF BOOKS AND RECORDS. After the Closing, Seller shall deliver to Purchaser at the offices of the 15 Elizabeth Drive premises, Attention:
Jeffrey Myrdek, Manager of Global Facilities, to the extent such items are in the possession of (i) Seller, (ii) Grubb & Ellis, or (iii) the Asset Manager:
Lease Files; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other items, if any, used in the operation of the Property.

    7.9 NOTICE TO TENANT. Seller and Purchaser shall deliver to Nortel immediately after the Closing a notice regarding the sale in substantially the form of Exhibit E attached hereto, or such other form as may be required by applicable state law.

                 ARTICLE 8 - PRORATIONS, DEPOSITS, COMMISSIONS

    8.1 PRORATIONS. At Closing, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Purchaser from and after (but including) the date of Closing: Tenant Receivables and other income and rents; fees and assessments; prepaid expenses and obligations under Service Contracts; accrued operating expenses; real and personal ad valorem taxes ("Taxes"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations:

         8.1.1 TAXES. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional Taxes relating to the year of Closing or prior years arising out of a change in the use of the Real Property or a change in ownership shall be assumed by Purchaser effective as of Closing and paid by Purchaser when due and payable, and Purchaser shall indemnify Seller from and against any and all such Taxes, which indemnification obligation shall survive the Closing. At Closing, to the extent Seller has collected monies from the tenants under the Leases to be applied toward Taxes due and payable after the Closing Date, Purchaser shall receive a credit with respect to any such amount so collected.

         8.1.2 UTILITIES. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall ensure that all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

         8.1.3 TENANT RECEIVABLES. Rents due from tenants under Leases and operating expenses and/or taxes payable by tenants under Leases (collectively, "Tenant Receivables") shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows:

    (a) Purchaser shall apply rent and other income received from tenants under Leases after Closing in the following order of priority: (i) first, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date as set forth in Section 8.1 hereof (with Seller's portion thereof to be delivered to Seller); (ii) second, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before Closing, including, without limitation, the Tenant Receivables described in Subsection 8.1.3(b) below (collectively, "Unbilled Tenant Receivables"), which amount shall be delivered to Seller; (iii) third, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Purchaser; and (iv) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, "Uncollected Delinquent Tenant Receivables"), which amount shall be delivered to Seller. Notwithstanding the foregoing, Seller shall have the right to pursue the collection of Uncollected Delinquent Tenant Receivables for a period of one (1) year after Closing without prejudice to Seller's rights or Purchaser's obligations hereunder, provided, however, Seller shall have no right to cause any such tenant to be evicted or to exercise any other "landlord" remedy (as set forth in such tenant's Lease) against such tenant other than to sue for collection. Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of such past due rents payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within ten (10) business days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys' fees, court costs and disbursements, if any. Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten (10) business days after receipt thereof. With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due. The provisions of this Subsection 8.1.3(a) shall survive the Closing.

                  (b) Without limiting the generality of the requirements of Subsection 8.1.3(a)(ii) above, if the final reconciliation or determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Seller to Purchaser, Purchaser's pro rata portion shall be paid by Seller to Purchaser within ten (10) business days of such final determination under the Leases. If the final determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall, within ten (10) business days of such final determination, remit to Seller Seller's portion of operating expenses and/or taxes for the period up to and including the Closing Date, if, as and when received. Purchaser agrees to receive and hold any monies received on account of such past due expenses and/or taxes in trust for Seller and to pay same promptly to Seller as aforesaid. The provisions of this Subsection 8.1.3(b) shall survive the Closing.

    8.2 LEASING COSTS. Subject to the provisions of this Section 8.2, Seller agrees to pay or discharge at or prior to Closing all leasing commissions under the Leasing Commission Agreements, costs for tenant improvements, legal fees and other costs and expenses (collectively, "Leasing Costs") that are due with respect to Leases in force as of or prior to the Effective Date; provided, however, that Seller shall have no obligation to pay, and Purchaser shall assume the obligation to pay, (a) all leasing commissions payable with respect to any option to renew or option to expand that has not been exercised prior to the Effective Date, which obligation shall survive the Closing, and (b) all of the Construction Allowance due under the Leases for the 15 Elizabeth Drive and 16 Elizabeth Drive portion of the Property as such term is defined therein, which obligation shall survive the Closing. As of Closing, Purchaser shall assume Seller's obligations for (i) Leasing Costs incurred with respect to Leases and Lease renewals and extensions executed subsequent to the Effective Date and (ii) the Construction Allowance due under the Leases for the 15 Elizabeth Drive and 16 Elizabeth Drive portion of the Property irrespective of whether such Construction Allowances were due prior or subsequent to the Effective Date.

    8.3 CLOSING COSTS. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

    8.4 FINAL ADJUSTMENT AFTER CLOSING. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing.

    8.5 TENANT DEPOSITS. All tenant security deposits collected and not applied by Seller (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are credited or transferred to Purchaser.

    8.6 COMMISSIONS. Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker. Broker may share its commission with any other licensed broker involved in this transaction, but the payment of the commission by Seller to Broker shall fully satisfy any obligations of Seller to pay a commission hereunder. Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person. Any cooperating broker shall not be an affiliate, subsidiary or related in any way to Purchaser. Other than as stated above in this Section 8.6, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

    9.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that:

         9.1.1 ORGANIZATION AND AUTHORITY. Seller has been duly organized, is validly existing under the laws of the State of Delaware, and, to the extent necessary to perform its obligations hereunder, is in good standing in the Commonwealth of Massachusetts. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

         9.1.2 CONFLICTS AND PENDING ACTIONS. There is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. To Seller's knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

         9.1.3 TENANT/LEASES. As of the Effective Date, Exhibit G lists all tenants of the Property and the Lease Files include leases and amendments.

         9.1.4 SERVICE CONTRACTS. To Seller's knowledge, the list of Service Contracts to be delivered to Purchaser pursuant to this Agreement will be correct and complete as of the date of its delivery.

         9.1.5 NOTICES FROM GOVERNMENTAL AUTHORITIES. To Seller's knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents.

         9.1.6 LEGAL PROCEEDINGS. To Seller's actual knowledge, Seller has received no written notice that any litigation, arbitration or other judicial or administrative proceeding has been filed against Seller or has been threatened in writing against Seller which materially adversely affects the Property, except as may be disclosed in the Property Documents other than a slip and fall claim filed by JoAnn Rosas on or about September 21, 2000 (Claim Number 962/0075203001), which claim Seller agrees to indemnify, defend, and hold Purchaser harmless against.

         9.1.7 SURVIVAL OF AGREEMENTS. To Seller's actual knowledge, except as may be disclosed in the Property Documents, there are no agreements, tenancies or leases between Seller and any third parties affecting the Property that will survive the Closing, except the Leases.

         9.1.8 ENVIRONMENTAL REPORTS. To Seller's actual knowledge, except as may be disclosed in the Property Documents, Seller has delivered to Purchaser all environmental reports related to the Real Property.

         9.1.9 BANKRUPTCY. Seller has received no written notice that any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's actual knowledge, threatened against Seller, nor are any of such proceedings contemplated by Seller.

         9.1.10 LETTER OF CREDIT. Seller is currently in possession of the Letter of Credit, and has not assigned, transferred, pledged or drawn upon such Letter of Credit.

    9.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

         9.2.1 ORGANIZATION AND AUTHORITY. Purchaser has been duly organized and is validly existing as a corporation in good standing in the State of Delaware and is qualified to do business in the state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

         9.2.2 CONFLICTS AND PENDING ACTION. There is no agreement to which Purchaser is a party or, to Purchaser's knowledge, that is binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

         9.2.3 LEASE DEFAULTS. There are no defaults, or circumstances which (but for the giving of notice or the passage of time) might ripen into a default, under the Leases with Purchaser at that portion of the Property known as 15 Elizabeth Drive and 16 Elizabeth Drive.

    9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article 9 are made as of the date of this Agreement and, except in the case of Subsection 9.1.5, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of six (6) months (the "Survival Period"). Terms such as "to Seller's knowledge," "to the best of Seller's knowledge" or like phrases mean the actual present and conscious awareness or knowledge of Lisa Sullivan, asset manager of the Property ("Asset Manager's Employee"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Asset Manager's Employee or any other officer or employee of Seller or its Asset Manager, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (i) the party bringing the action for breach first learns of the breach after Closing and files such action within the Survival Period, and (ii) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000.00. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing. Furthermore, Purchaser agrees that the maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to $50,000.00. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 10.

                       ARTICLE 10 - DEFAULT AND REMEDIES

    10.1 SELLER'S REMEDIES. If Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, Seller shall be entitled, as its sole remedy (except as provided in Sections 4.11, 8.6, 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this
Section 10.1 or in Exhibit H to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, and in said event Seller shall not be required to submit such matter to arbitration as contemplated by Exhibit H. In all other events Seller's remedies shall be limited to those described in this Section
10.1 and Sections 4.11, 8.6, 10.3 and 10.4 hereof. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement.

    10.2 PURCHASER'S REMEDIES. Subject to the provisions hereof, if Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller's representations or warranties are breached in any material respect, Purchaser shall elect, as its sole remedy, either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, (ii) enforce specific performance, or
(iii) waive said failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two (2) months following the scheduled Closing Date. Purchaser's remedies shall be limited to those described in this Section 10.2 and Sections
10.3 and 10.4 hereof. Notwithstanding anything herein to the contrary, Purchaser's right to enforce specific performance may be elected only if the provisions of this Agreement are not consummated in accordance with the provisions hereof as a result of Seller's willful default and, in such instance, Purchaser shall have the right to specific performance of only the following obligations to Seller hereunder: (v) Seller's obligation to deliver the documents contemplated by Sections 4.1 and 4.2 hereof; (w) Seller's obligation to provide Purchaser with access and inspection rights in accordance with
Section 4.3 hereof; (x) Seller's obligation to provide Purchaser with the documents contemplated by Section 7.3 hereof; (y) Seller's obligation to discharge any lien or encumbrance arising after the Effective Date, to the extent not otherwise defined or deemed to be Permitted Exceptions, (1) if voluntarily created or assumed by Seller and not created by or resulting from the acts of Purchaser or any parties not related to the Seller, or (2) liens or encumbrances involuntarily created and capable, in the aggregate, of being removed by the payment of money not in excess of Fifty Thousand Dollars ($50,000.00); and

(z) Seller's obligations pursuant to the provisions of Article 8 hereof. If, however, the equitable remedy of specific performance is not available, Purchaser may seek any other right or remedy available at law or in equity; provided, however, that in no event shall Seller's liability exceed the lesser of (i) $100,000.00 or (ii) the actual reasonable out-of-pocket expenses incurred by Purchaser and paid (A) to Purchaser's attorneys in connection with the negotiation of this Agreement and (B) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Article 4. For purposes of this provision, specific performance shall be considered not available to Purchaser only if a court of competent jurisdiction (or an arbitrator, as per Exhibit H) determines conclusively that Purchaser is entitled to specific performance on the merits of its claim but said court or arbitrator is unable to enforce specific performance due to reasons beyond the control of the court or arbitrator. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

    10.3 ATTORNEYS' FEES. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such transaction.

    10.4 OTHER EXPENSES. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

                ARTICLE 11 - DISCLAIMERS, RELEASE AND INDEMNITY

    11.1 DISCLAIMERS BY SELLER. Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Asset Manager have not at any time made and are not now making, and they specifically disclaim, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to
(i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents,
(xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

    11.2 SALE "AS IS, WHERE IS." Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property Information packages distributed with respect to the Property) made or furnished by Seller, the Asset Manager of the Property, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser's inspections and investigations.

PURCHASER'S INITIALS ________

    11.3 SELLER RELEASED FROM LIABILITY. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller and Asset Manager from all responsibility and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever. Purchaser further hereby WAIVES (and by closing this transaction will be deemed to have waived) any and all objections to or complaints regarding (including, but not limited to, federal, state and common law based actions), or any private right of action under, state and federal law to which the Property is or may be subject, including, but not limited to, CERCLA, RCRA, physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

         Notwithstanding the provisions of Section 11.3 above, Purchaser's release, waiver and assumption shall not apply to Seller's introduction or disposal of Hazardous Materials in, on or under the Property during Seller's ownership of the Property in violation of applicable laws at the time of such introduction or disposal, provided Purchaser does not exacerbate any such Hazardous Materials.

    11.4 "HAZARDOUS MATERIALS" DEFINED. For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible, and infectious materials.

    11.5 INDEMNITY. Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature which arise or accrue after Closing and which are in any way related to the ownership, maintenance, or operation of the Property by Purchaser and its successors and assigns, including, without limitation, in connection with Hazardous Materials.

    11.6 SURVIVAL. The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed.

         Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

                           ARTICLE 12 - MISCELLANEOUS

    12.1 PARTIES BOUND; ASSIGNMENT. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the Inspection Period shall be deemed to have ended, (iv) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, and (v) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least ten (10) days prior to Closing.

    12.2 HEADINGS. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

    12.3 INVALIDITY AND WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

    12.4 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

    12.5 SURVIVAL. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

    12.6 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

    12.7 TIME. Time is of the essence in the performance of this Agreement.

    12.8 CONFIDENTIALITY. Purchaser and Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers (other than Broker) or third parties, before or after the Closing, without the prior written specific consent of the other party; provided, however, that Purchaser and Seller may, subject to the provisions of Section 4.8, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser and/or Seller, as applicable. For the purposes of this Section 12.8, Permitted Outside Parties of Seller shall mean its officers, employees, agents, consultants and/or investors.

    12.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section
1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, or (iv) by facsimile, evidenced by confirmed receipt. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any business day with delivery made after such hours to be deemed received the following business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

    12.10 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

    12.11 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.

    12.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile.

    12.13 NO RECORDATION. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof.

    12.14 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

    12.15 DISCHARGE OF OBLIGATIONS. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

    12.16 ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisors or consultants, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

    12.17 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Asset Manager and Purchaser only and are not for the benefit of any third party (other than Asset Manager), and accordingly, no third party (other than Asset Manager) shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at

Closing, except that a tenant of the Property may enforce Purchaser's indemnity obligation under Section 4.11 hereof.

    12.18 ASSET MANAGER: DESIGNATED REPRESENTATIVE. Seller has engaged Archon Group, L.P. or affiliated companies ("Asset Manager") to provide certain asset management services with respect to the Property, including acting as a liaison between Seller and Purchaser in connection with the Property and this Agreement. The Asset Manager will appoint one or more representatives ("Designated Representative(s)") to deal with Purchaser. Whenever any approval, acceptance, consent, direction or action of Seller is required pursuant to this Agreement, Purchaser shall send to the Designated Representative a written notice requesting same, which notice shall: (i) describe in detail the matter for which such approval, acceptance, consent, direction or other action of Seller is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Seller evidencing such approval, consent, acceptance, direction or action of Seller; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely. The Asset Manager will communicate Seller's response to any such requests to Purchaser.

         Notwithstanding anything contained herein to the contrary, Seller hereby acknowledges that any agreement(s) affecting the Property by and between Seller and the Asset Manager and/or Grubb & Ellis shall terminate upon Closing, except as otherwise set forth in Exhibit I.

    12.19 MANDATORY ARBITRATION. The parties have agreed to submit certain disputes to mandatory arbitration in accordance with the provisions of Exhibit H attached hereto and made a part hereof for all purposes.

    12.20 COOPERATION. Provided Seller is not required to expend any money or other resources, and the transaction contemplated by this Agreement are consumated, Seller agrees to cooperate with Purchaser with respect to Purchaser's pending applications with the Town of Chelmsford for construction of a mezzanine level in the 16 Elizabeth Drive building.

                    [SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

                         SIGNATURE PAGE TO AGREEMENT OF
                                PURCHASE AND SALE
                                 BY AND BETWEEN
                     W9/TIB REAL ESTATE LIMITED PARTNERSHIP
                                       AND
                             BROOKS AUTOMATION, INC.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.


                                    SELLER:

                                    W9/TIB REAL ESTATE LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By:  W9/TIB Gen-Par, Inc.,
                                         a Delaware corporation, General Partner


Date executed by Seller:            By:
(SEAL)                                 ----------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------


                                    PURCHASER:

                                    BROOKS AUTOMATION, INC.,
                                    a Delaware corporation


Date executed by Purchaser:         By:
                                       -----------------------------------
(SEAL)                                 Ellen B. Richstone
                                       Senior Vice President and CFO

                             JOINDER BY ESCROW AGENT

         Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

                                          FIRST AMERICAN TITLE INSURANCE
                                          COMPANY,

                                          a              corporation
                                            ------------


Date executed by Escrow Agent:            By:                           (SEAL)
                                             -----------------------------
-----------------------------             Name:
                                          Title:

                                LIST OF EXHIBITS

A    -    Legal Description of Land

B    -    List of Tangible Personal Property

C    -    Bill of Sale, Assignment and Assumption

D    -    ERISA Letter

E    -    Notice to Tenant

F    -    Tenant Estoppel Certificate

G    -    List of Tenants

H    -    Mandatory Arbitration

I    -    Post-Closing Agreements Affecting the Property

J    -    Quitclaim Deed

K.   -    Second Amendment to (Nortel) Lease

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND


11 ELIZABETH DRIVE

The land, with all improvements now or hereafter constructed thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts shown as Lot C-1 on a plan of land entitled "Plan of Land in Chelmsford, Mass. drawn for Raymond A. & Barbara F. Carye," dated July 1981 by Merrimack Engineering Services, Inc., recorded with Middlesex County Northern District Registry of Deeds in Plan Book 134, Page 81, more particularly bounded and described as follows:

Commencing at a point at the Northeasterly corner of said parcel and the Northwesterly corner of Elizabeth Drive and thereon running

SOUTH 11(degrees) 13' 50"E          by Elizabeth Drive 50 feet to a point,
                                    thence in a

SOUTHERLY direction                 by a curved line having a radius of 299.98
                                    feet, 136.12 feet to a point;

SOUTH 11(degrees) 45' 44"E          50.58 feet to a point, thence in a

SOUTHWESTERLY direction             by a curved line having a radius of 325
                                    feet, 317.64 feet to a point, thence

SOUTH 44(degrees) 14' 1116"W        250 feet to a point being the most southerly
                                    bound of said Lot C-1, thence turning and
                                    running

NORTH 45(degrees) 45' 44"W          by Lot D-1, 159.72 feet to a point, thence

NORTH 01(degrees)58' 43"E           by said Lot D-1, 159.72 feet to a point,
                                    thence

NORTH 00(degrees)00' 16"E           by said Lot D-1, 151.68 feet to a point,
                                    thence

NORTH 00(degrees) 19' 27"W          by said Lot D-1, 223.73 feet to a point, at
                                    land now or formerly of New England Power
                                    Co. thence turning and running

NORTH 80(degrees) 10' 31" E         by land now or formerly of New England Power
                                    Co. 70.11 feet to a stone bound, thence
                                    continuing

NORTH 78(degrees) 14' 16"E          by said land of New England Power Co. 279.09
                                    feet, to the point of beginning.

LOT C-1 contains 4.5662 acres as according to said plan.

Together with the easements, rights, benefits and appurtenances described in the following instrument (all recording references refer to the Middlesex North Registry of Deeds):

(a) Easement dated June 18, 1980 recorded in Book 2425, Page
127, and (b) Grant of Easement dated May 11, 1981 recorded in Book 2481, Page
206.

As used herein "recorded" shall mean "recorded with the Middlesex County Registry of Deeds."

15 ELIZABETH DRIVE

The land, with all improvements now or hereafter constructed thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts shown as Lot D-1 on a plan of land entitled "Plan of Land in Chelmsford, Massachusetts as drawn for Raymond A. & Barbara F. Carye," dated July, 1981 by Merrimac Engineering Services, Inc., recorded with Middlesex County Northern District Registry of Deeds in Plan Book 134, Plan 81, more particularly bounded and described as follows:

NORTHEASTERLY:                      by Lot C-1 as shown on said plan One Hundred
                                    Forty-Six and 38/100 (146.38) feet;

EASTERLY:                           by said Lot C-1 by three courses together
                                    measuring Five Hundred Thirty-Five and
                                    13/100 (535.13) feet;

NORTHERLY:                          by land now or formerly of New England Power
                                    Company Four Hundred Twenty-Six and 80/100
                                    (426.80) feet;

WESTERLY:                           by land now or formerly of Mass. Electric
                                    Company as shown on said plan Five Hundred
                                    Forty-Six and 86/100 (546.86) feet;

NORTHERLY:                          by land now or formerly of Mass. Electric
                                    Company One Hundred Four and 59/100 (104.59)
                                    feet;

SOUTHWESTERLY:                      by Turnpike Road as shown on said plan Three
                                    Hundred Fifteen and 03/100 (315.03) feet;

SOUTHERLY, EASTERLY

AND SOUTHERLY:                      by Lot E and Elizabeth Drive as shown on
                                    said plan by four courses together totaling
                                    Five Hundred Thirty-Seven and 46/100
                                    (537.46) feet.

Containing 7.63 acres according to said plan.

Together with an easement for drainage in common with others entitled thereto crossing Lot C-1 dated July 14, 1982, recorded as Instrument No. ________ on July 15, 1983 and as shown on plan recorded.

LOT C-1 CONTAINS 4.5662 ACRES ACCORDING TO SAID PLAN.

TOGETHER WITH THE EASEMENTS, RIGHTS, BENEFITS AND APPURTENANCES DESCRIBED IN THE FOLLOWING INSTRUMENTS (ALL RECORDING REFERENCES REFER TO THE MIDDLESEX NORTH DISTRICT REGISTRY OF DEEDS): (A) EASEMENT DATED JUNE 18, 1980 RECORDED IN BOOK 2425, PAGE 127, AND (B) GRANT OF EASEMENT DATED MAY 11, 1981 AND RECORDED IN BOOK 2481, PAGE 206.

16 ELIZABETH DRIVE

A parcel of land in Chelmsford, Middlesex County, Massachusetts, lying on the northeasterly side of Turnpike Road being shown as Lot E-1 on a plan entitled "Plan of Land in Chelmsford, Massachusetts, prepared for Raymond A. and Barbara
F. Carye, Scale: 1" = 40', March 9, 1983, Vanesse/Hangen Engineering, Inc., Consulting Engineers & Planners, 184 High Street, Boston, Massachusetts" recorded with the Middlesex County North District Registry of Deeds in Plan Book 139 as Plan 34, being described as follows:

Beginning at the southerly corner of said Lot E-1 on the northeasterly side of Turnpike Road at a corner of land now or formerly owned by the Town of Chelmsford.

Thence running by Turnpike Road N 40(degrees)52' 46" W 272.00 feet;

Thence running by Turnpike Road N 44(degrees)32' 33" W 132.34 feet;

Thence running by Turnpike Road N 42(degrees)13' 28" W 289.27 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye N 49(degrees)11' 07" E 299.68 feet;

Thence running by Elizabeth Drive southeasterly and northeasterly along a line curving to the left, having a radius of 62.50 feet, a distance of 185.52 feet;

Thence running by Elizabeth Drive northeasterly along a line curving to the right, having a radius of 25.00 feet, a distance of 9.72 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 42(degrees)48' 14" E 304.30 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye S 16(degrees)22' 50" W 58.75 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 20(degrees)33' 12" E 145.74 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 46(degrees)00' 59" E 112.57 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 00(degrees)59' 56" E 43.72 feet;

Thence running by land now or formerly of Astrid M. Vanderineer and by land now or formerly of the Town of Chelmsford S 37(degrees) 59' 47" W 309.12 feet to the point of beginning.

                                    EXHIBIT B

                       LIST OF TANGIBLE PERSONAL PROPERTY


None.

                                    EXHIBIT C

                     BILL OF SALE, ASSIGNMENT AND ASSUMPTION
           (11, 15 and 16 Elizabeth Drive, Chelmsford, Massachusetts)


         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made as of the _____ day of January, 2001 by and between W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor"), and BROOKS AUTOMATION, INC., a Delaware corporation ("Assignee").


                              W I T N E S S E T H:

         For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged Assignor hereby agree as follows:

         1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

                  a. All right, title and interest of Assignor in and to all tangible personal property ("Personalty") set forth in the inventory on Exhibit A attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Middlesex, Commonwealth of Massachusetts, as more particularly described in Exhibit B attached hereto and made a part hereof ("Real Property"), but excluding tangible personal property owned or leased by Assignor's property manager or the tenant of that portion of the Real Property known and numbered as the 11 Elizabeth Drive premises under the Tenant Lease (as defined below).

                  b. All right, title and interest of Assignor in and to that certain lease described on Exhibit C attached hereto and made a part hereof (the "Tenant Lease"), relating to the leasing of that portion of the Real Property known and numbered as the 11 Elizabeth Drive premises and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Lease and not credited or returned to the tenant, but subject to all terms conditions, reservations and limitations set forth in the Tenant Lease.

                  c. To the extent assignable, all right, title and interest in and to those certain contracts set forth on Exhibit D attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the "Contracts").

         2. This Bill of Sale, Assignment and Assumption is given pursuant to that certain Agreement of Purchase and Sale (as amended, the "Purchase Agreement") dated as of January ____, 2001 between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty, the Tenant Leases and the Contracts.

         3. As set forth in Article 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE COMMONWEALTH OF MASSACHUSETTS UNIFORM COMMERCIAL CODE.

         4. Assignee hereby accepts the assignment of the Personalty, the Tenant Lease and the Contracts and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof. Additionally, but without limiting the generality of the foregoing, Assignee agrees to assume and discharge all leasing commissions, costs for tenant improvements, legal fees and other costs and expenses incurred with respect to the Tenant Lease and renewals and extensions executed thereunder subsequent to the Effective Date of the Agreement and those set forth on Exhibit E attached hereto. Assignee hereby acknowledges receipt of an original or copy of the Tenant Lease.

         5. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

         6. Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignor's failure to perform any of the obligations of Assignor under the Tenant Leases or Contracts, to the extent accruing prior to the date hereof.

         7. This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

                                    ASSIGNOR:

                                    W9/TIB REAL ESTATE LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

                                    By:W9/TIB Gen-Par, Inc.,
                                    a Delaware corporation,  its General Partner

                                    By:
                                       ________________________________________
                                    Name:
                                    Title:


                                    ASSIGNEE:

                                    BROOKS AUTOMATION, INC.,
                                    a Delaware corporation


                                    By:
                                       ________________________________________
                                         Senior Vice President and CFO


                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF __________________                                   January __, 2001

         Then personally appeared the above-named
_______________________________, the __________________________ of W9/TIB
Gen-Par, Inc., as General Partner of W9/TIB Real Estate Limited Partnership, and acknowledged the foregoing instrument to be his/her free act and deed, the free act and deed of W9/TIB Gen-Par, Inc., in its capacity as General Partner of W9/TIB Real Estate Limited Partnership, and the free act and deed of W9/TIB Real Estate Limited Partnership, before me.


(SEAL)                                      ___________________________________
                                                     Notary Public:
                                                     My commission expires:

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF                                                      January __, 2001
          ------------------
         Then personally appeared the above-named Ellen B. Richstone, the Senior Vice President and CFO of Brooks Automation, Inc., and acknowledged the foregoing instrument to be her free act and deed, and the free act and deed of Brooks Automation, Inc., before me.


(SEAL)                                      -----------------------------------
                                                     Notary Public:
                                                     My commission expires:


Exhibit A         Personalty
Exhibit B         Real Property
Exhibit C         Tenant Lease
Exhibit D         Contracts
Exhibit E         Lease Costs and Expenses

              Exhibit A to Bill of Sale, Assignment and Assumption

                                   PERSONALTY


                                      None.

              Exhibit B to Bill of Sale, Assignment and Assumption

                       LEGAL DESCRIPTION OF REAL PROPERTY

11 ELIZABETH DRIVE

The land, with all improvements now or hereafter constructed thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts shown as Lot C-1 on a plan of land entitled "Plan of Land in Chelmsford, Mass. drawn for Raymond A. & Barbara F. Carye," dated July 1981 by Merrimack Engineering Services, Inc., recorded with Middlesex County Northern District Registry of Deeds in Plan Book 134, Page 81, more particularly bounded and described as follows:

Commencing at a point at the Northeasterly corner of said parcel and the Northwesterly corner of Elizabeth Drive and thereon running

SOUTH 11(degrees) 13' 50"E         by Elizabeth Drive 50 feet to a point,
                                   thence in a

SOUTHERLY direction                by a curved line having a radius of 299.98
                                   feet, 136.12 feet to a point;

SOUTH 11(degrees) 45' 44"E         50.58 feet to a point, thence in a

SOUTHWESTERLY direction            by a curved line having a radius of 325 feet,
                                   317.64 feet to a point, thence

SOUTH 44(degrees) 14' 1116"W       250 feet to a point being the most southerly
                                   bound of said Lot C-1, thence turning and running

NORTH 45(degrees) 45' 44"W         by Lot D-1, 159.72 feet to a point, thence

NORTH 01(degrees) 58' 43"E         by said Lot D-1, 159.72 feet to a point,
                                   thence

NORTH 00(degrees) 00' 16"E         by said Lot D-1, 151.68 feet to a point,
                                   thence

NORTH 00(degrees) 19' 27"W         by said Lot D-1, 223.73 feet to a point, at
                                   land now or formerly of New England Power Co.
                                   thence turning and running

NORTH 80(degrees) 10' 31" E        by land now or formerly of New England Power
                                   Co. 70.11 feet to a stone bound, thence
                                   continuing

NORTH 78(degrees) 14' 16"E         by said land of New England Power Co. 279.09
                                   feet, to the point of beginning.

LOT C-1 contains 4.5662 acres as according to said plan.

Together with the easements, rights, benefits and appurtenances described in the following instrument (all recording references refer to the Middlesex North Registry of Deeds):

(a) Easement dated June 18, 1980 recorded in Book 2425, Page 127, and (b) Grant of Easement dated May 11, 1981 recorded in Book 2481, Page 206.

As used herein "recorded" shall mean "recorded with the Middlesex County Registry of Deeds."

15 ELIZABETH DRIVE

The land, with all improvements now or hereafter constructed thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts shown as Lot D-1 on a plan of land entitled "Plan of Land in Chelmsford, Massachusetts as drawn for Raymond A. & Barbara F. Carye," dated July, 1981 by Merrimac Engineering Services, Inc., recorded with Middlesex County Northern District Registry of Deeds in Plan Book 134, Plan 81, more particularly bounded and described as follows:

NORTHEASTERLY:                     by Lot C-1 as shown on said plan One Hundred
                                   Forty-Six and 38/100 (146.38) feet;

EASTERLY:                          by said Lot C-1 by three courses together
                                   measuring Five Hundred Thirty-Five and 13/100
                                   (535.13) feet;

NORTHERLY:                         by land now or formerly of New England Power
                                   Company Four Hundred Twenty-Six and 80/100
                                   (426.80) feet;

WESTERLY:                          by land now or formerly of Mass. Electric
                                   Company as shown on said plan Five Hundred
                                   Forty-Six and 86/100 (546.86) feet;

NORTHERLY:                         by land now or formerly of Mass. Electric
                                   Company One Hundred Four and 59/100 (104.59) feet;

SOUTHWESTERLY:                     by Turnpike Road as shown on said plan Three
                                   Hundred Fifteen and 03/100 (315.03) feet;

SOUTHERLY, EASTERLY

AND SOUTHERLY:                     by Lot E and Elizabeth Drive as shown on said
                                   plan by four courses together totaling Five
                                   Hundred Thirty-Seven and 46/100 (537.46) feet.

Containing 7.63 acres according to said plan.

Together with an easement for drainage in common with others entitled thereto crossing Lot C-1 dated July 14, 1982, recorded as Instrument No. ________ on July 15, 1983 and as shown on plan recorded.

LOT C-1 CONTAINS 4.5662 ACRES ACCORDING TO SAID PLAN.

TOGETHER WITH THE EASEMENTS, RIGHTS, BENEFITS AND APPURTENANCES DESCRIBED IN THE FOLLOWING INSTRUMENTS (ALL RECORDING REFERENCES REFER TO THE MIDDLESEX NORTH DISTRICT REGISTRY OF DEEDS): (A) EASEMENT DATED JUNE 18, 1980 RECORDED IN BOOK 2425, PAGE 127, AND (B) GRANT OF EASEMENT DATED MAY 11, 1981 AND RECORDED IN BOOK 2481, PAGE 206.

16 ELIZABETH DRIVE

A parcel of land in Chelmsford, Middlesex County, Massachusetts, lying on the northeasterly side of Turnpike Road being shown as Lot E-1 on a plan entitled "Plan of Land in Chelmsford, Massachusetts, prepared for Raymond A. and Barbara
F. Carye, Scale: 1" = 40', March 9, 1983, Vanesse/Hangen Engineering, Inc., Consulting Engineers & Planners, 184 High Street, Boston, Massachusetts" recorded with the Middlesex County North District Registry of Deeds in Plan Book 139 as Plan 34, being described as follows:

Beginning at the southerly corner of said Lot E-1 on the northeasterly side of Turnpike Road at a corner of land now or formerly owned by the Town of Chelmsford.

Thence running by Turnpike Road N 40(degrees)52' 46" W 272.00 feet;

Thence running by Turnpike Road N 44(degrees)32' 33" W 132.34 feet;

Thence running by Turnpike Road N 42(degrees)13' 28" W 289.27 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye N 49(degrees)11' 07" E 299.68 feet;

Thence running by Elizabeth Drive southeasterly and northeasterly along a line curving to the left, having a radius of 62.50 feet, a distance of 185.52 feet;

Thence running by Elizabeth Drive northeasterly along a line curving to the right, having a radius of 25.00 feet, a distance of 9.72 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 42(degrees)48' 14" E 304.30 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye S 16(degrees) 22' 50" W 58.75 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 20(degrees) 33' 12" E 145.74 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 46(degrees) 00' 59" E 112.57 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 00(degrees) 59' 56" E 43.72 feet;

Thence running by land now or formerly of Astrid M. Vanderineer and by land now or formerly of the Town of Chelmsford S 37(degrees) 59' 47" W 309.12 feet to the point of beginning.

              Exhibit C to Bill of Sale, Assignment and Assumption

                                  TENANT LEASE

1. That certain Lease dated as of December 4, 1997 by and between Assignor and Aptis Communications, Inc. (the successor of which is Northern Telecom Limited), as amended by that certain First Amendment to Lease dated as of October 30, 1998 by and between Assignor and Northern Telecom Limited, and as amended by that certain Second Amendment to Lease dated as of January __, 2001 by and between Assignor and Nortel Newtorks Inc. (the successor to Northern Telecom Limited).

              Exhibit D to Bill of Sale, Assignment and Assumption

                                    CONTRACTS

1. Snow removal contract with Caruso Building Maintenance for that portion of the Property known as 11 Elizabeth Drive, Chelmsford, Massachusetts.

2. Landscaping contract with Caruso Building Maintenance for that portion of the Property known as 11 Elizabeth Drive, Chelmsford, Massachusetts.

3. HVAC preventive maintenance contract with Accutemp Engineering for that portion of the property known as 11 Elizabeth Drive, Chelmsford, Massachusetts.

              Exhibit E to Bill of Sale, Assignment and Assumption

                            LEASE COSTS AND EXPENSES

1. The funding of the Construction Allowance under the following leases irrespective of whether or when such leases are terminated:

(a) That certain Lease Agreement dated as of January 31, 2000 by and between Assignor and Assignee respecting the property known and numbered as 15 Elizabeth Drive, Chelmsford, Massachusetts; and

(b) That certain Lease Agreement dated as of January 31, 2000 by and between Assignor and Assignee respecting the property known and numbered as 16 Elizabeth Drive, Chelmsford, Massachusetts.

                                    EXHIBIT D

                                  ERISA LETTER

____________________, 2001

W9/TIB Real Estate Limited Partnership
c/o Archon Group, L.P.
1275 K Street, NW, Suite 900
Washington, DC  20005

         Re:      Acquisition of 11, 15 and 16 Elizabeth Drive, Chelmsford, MA

Ladies and Gentlemen:

         The undersigned represents to you that Brooks Automation, Inc., or any affiliates thereof, or any firm, person or entity providing financing for the purchase of the entire interest of W9/TIB Real Estate Limited Partnership in the above-described property (the "Property") are not using the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and covered under Title I,
Part 4 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations under that certain Agreement of Purchase and Sale dated as of January __, 2001, with respect to the Property by and between W9/TIB Real Estate Limited Partnership, as Seller, and the undersigned, as Purchaser, including the acquisition of the Property.

                                           Very truly yours,

                                           Brooks Automation, Inc.



                                           By: _______________________________
                                               Ellen B. Richstone
                                               Senior Vice President and CFO

                                    EXHIBIT E

                                NOTICE TO TENANT

                                                                          , 2001

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Nortel Networks Inc.
11 Elizabeth Drive
Chelmsford, MA  01824

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Nortel Networks Inc.
2221 Lakeside Boulevard
Richardson, TX  75082
Attn:  Real Estate Administration

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Nortel Networks
200 Athens Way
Nashville, TN  37228
Attn:  Law Department

Dear Tenant:

You are hereby notified that W9/TIB Real Estate Limited Partnership ("Seller"), the current owner of 11 Elizabeth Drive in Chelmsford, Massachusetts (the "Property") and the current owner of the landlord's interest in your lease in the Property, has sold the Property to Brooks Automation, Inc. ("New Owner"), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease to New Owner, and New Owner has assumed and agreed to perform all of the landlord's obligations under your lease from and after such date.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease shall be the binding obligation of New Owner and its successors and assigns. Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

                 15 Elizabeth Drive
                 Chelmsford, MA  01824
                 Attn:  Jeffrey Myrdek, Manager of Global Facilities

                                   Very truly yours,

                                   SELLER:

                                   W9/TIB Real Estate Limited Partnership,
                                   a Delaware limited partnership

                                   By:      W9/TIB Gen-Par, Inc.,
                                   a Delaware corporation,  its General Partner

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                   NEW OWNER:

                                   Brooks Automation, Inc.,
                                   a Delaware corporation

                                   By:
                                       -----------------------------------------
                                       Ellen B. Richstone
                                       Senior Vice President and CFO

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE


TO:  Brooks Automation, Inc. ("Purchaser")


         Nortel Networks, Inc., a Delaware corporation having an address at 11 Elizabeth Drive, Chelmsford, Massachusetts 01824 ("Tenant") hereby warrants, represents and certifies to and agrees with Purchaser as follows, with the understanding that Purchaser is relying on such warranties, representations, certifications and agreements as an inducement to purchase the property which is described in the Lease (as defined below):

         1. That Tenant is the tenant under that certain lease dated as of December 4, 1997 by and between W9/TIB Real Estate Limited Partnership as landlord ("Landlord") and Aptis Communications, Inc., as Tenant ("Aptis"), which lease: (a) was amended as of October 30, 1998 pursuant to that certain First Amendment to Lease by and between Landlord and Northern Telecom Limited as successor to Aptis and as of January __, 2001 pursuant to that certain Second Amendment to Lease by and between Landlord and Tenant as successor to Northern Telecom Limited (as amended, the "Lease") and (b) covering approximately 73,408 square feet of leasable area (the "Leased Premises") in the building located on the property known and numbered as 11 Elizabeth Drive, Chelmsford, Massachusetts (the "Property").

         2. That attached hereto as Exhibit A is a true, correct and complete copy of the Lease, including all amendments or modifications thereto; and that, as so amended or modified, the Lease is in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Leased Premises and the Property.

         3. That, pursuant to the Lease, the term of the Lease commenced on December 22, 1997, and the expiration date of the Lease is November 30, 2002; that Tenant has paid all rent due pursuant to the Lease through __________ and the next rental payment under the Lease in the amount of $__________ is due on __________; that Tenant is required to pay one hundred percent (100%) of all annual operating expenses, utilities, real estate taxes and other municipal charges for the Leased Premises.

         4. That the Lease does not provide for any payments by Landlord to Tenant which presently are due and payable or which are due and payable in the future.

         5. That all conditions under the Lease to be performed by Landlord as of the date hereof (including without limitation all work to be performed by Landlord) have been satisfied; that all contributions, if any, to be paid by Landlord under the Lease for improvements to the Leased Premises have been paid and Tenant has accepted and taken possession of the Leased Premises without making or reserving any claim against the Landlord.

         6. That Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, and no event has occurred which with the giving of notice or the passage of time, or both, will constitute a default by Landlord under the Lease, nor does Tenant claim that any such default exists.

         7. That Tenant is not in any respect in default under the Lease and no event has occurred which with the giving of notice or the passage of time, or both, will constitute a default by Tenant under the Lease; and that Tenant has not assigned, transferred, encumbered or hypothecated the Lease or any interest therein or subleased all or any portion of the Leased Premises.

         8. That there are no offsets or credits against rentals payable under the Lease and no free rent periods or rental concessions have been granted to Tenant.

         9. That Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor does Tenant have any preferential right to lease or purchase all or any portion of the Leased Premises or the Property.

         10. That Tenant has no right to terminate the Lease except in the manner set forth in the Lease.

         11. That Tenant is not the subject of any bankruptcy, insolvency or creditors' rights proceedings.

         12. That Tenant has no actual or constructive knowledge of the presence of, or any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances at, on or beneath the Leased Premises or the Property.

         13. That monthly rental has not been paid by Tenant to Landlord more than thirty (30) days in advance.

         14. That the amount of the security deposit under the Lease is $0.00.

         15. That Tenant has no offset rights against Landlord.

         16. That the person signing this Certificate on behalf of Tenant is a duly authorized representative of Tenant.

         17. That all exhibits attached hereto are by this reference incorporated fully herein and are true, correct, and complete. The term "this Certificate" shall be considered to include all such exhibits.

         18. That this Certificate shall inure to the benefit of Purchaser and its successors and assigns, and shall be binding upon Tenant and Tenant's heirs, legal representatives, successors and assigns. This Certificate shall not be deemed to alter or modify any of the terms and conditions of the Lease.

         EXECUTED under seal this ________ day of January, 2001.

                                     TENANT:

                                     NORTEL NETWORKS INC.



                                     By:
                                         --------------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------

                    Exhibit A to Tenant Estoppel Certificate

                [Lease Agreement and Amendments Thereto, If Any]

                                    EXHIBIT G

                                 LIST OF TENANTS

1.       Nortel Networks Inc.
         11 Elizabeth Drive
         Chelmsford, MA

2.       Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA

3.       Brooks Automation, Inc.
         16 Elizabeth Drive
         Chelmsford, MA

                                    EXHIBIT H

                              MANDATORY ARBITRATION

The parties have agreed to submit certain disputes to mandatory arbitration in accordance with the following provisions:

         SCOPE OF ARBITRATION. The parties to this Agreement have agreed to submit all disputes with an amount in controversy of $250,000.00 or less to final and binding arbitration as the sole and exclusive remedy for all claims for damages arising out of, involving, or relating to (a) this Agreement or (b) the events giving rise to this Agreement, including all non-contractual claims for damages related to this Agreement or the events giving rise to it (including claims for fraudulent inducement of contract). Notwithstanding the foregoing, the dispute resolution procedure set forth below shall not apply to (i) claims for injunctive or other equitable relief, or (ii) any claims for damages exceeding $250,000.00. The parties agree that two (2) sets of rules will apply, depending on the amount in controversy. If the amount in controversy is equal to or less than $50,000.00, then SET A (as set forth below) will apply. If the amount in controversy is greater than $50,000.00 and less than or equal to $250,000.00, then SET B will apply. The amount in controversy is calculated using the amount of actual damages alleged by the Claiming Party (defined below), exclusive of interest and attorneys' fees. The dispute resolution procedure set forth below does not independently give rise to any right or remedy. The procedure is intended to be applied to rights or remedies expressly granted in other sections of this Agreement.

         NOTICE OF DISPUTE. Any party shall give the other parties written notice of the existence and nature of any dispute proposed to be arbitrated (the "Written Notice"). The Written Notice must be served on the other parties as required below. The party serving Written Notice shall be referred to as the "Claiming Party." The party to whom the claims are directed shall be referred to as the "Responding Party."

         APPOINTMENT OF ARBITRATORS.

         SET A: The parties agree that these disputes will be arbitrated by a single arbitrator who is a board certified or licensed real estate attorney in the state in which the Property is located. The parties shall attempt to agree upon an arbitrator within ten (10) days of the service of the Written Notice. If the parties are unable to agree, then the arbitrator shall be appointed from, and pursuant to the rules for commercial arbitration of, the American Arbitration Association. Prior to appointment, the arbitrator shall agree to conduct such arbitration in strict accordance with the terms of this Agreement.

         SET B: The parties agree that these disputes will be arbitrated by a panel of three (3) arbitrators. Each party shall appoint one person to serve as an arbitrator within fifteen (15) days of receipt of the Written Notice. The two
(2) arbitrators thus appointed shall within seven (7) days of their appointment together select a third arbitrator with such knowledge and expertise as necessary to serve as chairman of the panel of arbitrators (preferably a board certified or licensed real estate attorney in the state in which the Property is located), and this person shall serve as chairman. The three arbitrators shall determine all matters, including the panel's final decision with respect to the claims presented in the arbitration, by majority vote. If the two arbitrators selected by the parties are unable to agree upon the appointment of the third arbitrator within seven (7) days of their appointment, both shall give written notice of such failure to agree to the parties, and if the parties fail to agree upon the selection of such third arbitrator within five (5) days thereafter, such third arbitrator shall be appointed from, and pursuant to the rules for commercial arbitration of, the American Arbitration Association. Prior to appointment, each arbitrator shall agree to conduct such arbitration in strict accordance with the terms of this Agreement.

         INITIAL MEETING OF THE ARBITRATORS. Within seven (7) days after the selection of the last arbitrator (SET A: the arbitrator; SET B: the third arbitrator), the arbitrator(s) shall conduct an initial meeting with the parties (the "Initial Meeting"). All meetings between the arbitrators, or between the arbitrator(s) and the parties, including the Initial Meeting, may be conducted by telephone, with the exception of the arbitration hearing at which evidence is presented. At the Initial Meeting, the parties and the arbitrator(s) shall agree upon a schedule for the arbitration proceedings, with dates no later than the deadlines provided below. The statement of claim, the response to the statement of claim and counterclaims (if any), and the response to the counterclaims (if any) (collectively, the "Pleadings") shall be submitted to each arbitrator on the date they are served, unless service occurs prior to appointment of all arbitrators. If service of any of the Pleadings occurs prior to the appointment of any of the arbitrators, copies of any such Pleadings shall be submitted to such arbitrator promptly after such arbitrator's appointment.

         CONDUCT OF THE ARBITRATION.

         SET A: With respect to each dispute to be arbitrated, no more than six
(6) months shall pass between the selection of the arbitrator and the release of a decision by the arbitrator; no more than two (2) depositions (lasting in total for both depositions no more than 15 hours) may be taken by each of the Claiming Party or the Responding Party, and no more than ten (10) interrogatories may be asked for by each of the Claiming Party or the Responding Party. The arbitration hearing shall last no more than two (2) days with the time divided equally between the parties. All proceedings, including discovery, depositions, and the arbitration hearings shall be governed by the Federal Rules of Civil Procedure and the Local Rules of Civil Procedure of the United States District Court for the district in which the Property is located, unless such rules conflict with the provisions of this Agreement, in which case the provisions of this Agreement control; provided, however, that the parties agree that the provisions of Federal Rule of Civil Procedure 26(a) shall not apply.

         SET B: With respect to each dispute to be arbitrated, no more than eleven (11) months shall pass between the selection of the third arbitrator and the release of a decision by the arbitration panel; no more than eight (8) depositions (lasting in total for all eight depositions no more than 50 hours) may be taken by each of the Claiming Party or the Responding Party, and no more than thirty (30) interrogatories may be asked for by each of the Claiming Party or the Responding Party. The arbitration hearing shall last no more than five
(5) days with the time divided equally between the parties. All proceedings, including discovery, depositions, and the arbitration hearings shall be governed by the Federal Rules of Civil Procedure and the Local Rules of Civil Procedure of the United States District Court for the district in which the Property is located, unless such rules conflict with the provisions of this Agreement, in which case the provisions of this Agreement control; provided, however, that the parties agree that the provisions of Federal Rule of Civil Procedure 26(a) shall not apply.

         MOTIONS. The parties may make applications to the panel of arbitrator(s) regarding issues of discovery, procedure and privilege. Any such motions shall be made to and resolved by the arbitrator(s) as soon as practicable. No party shall be permitted to file any motions for dismissal of claims (including dismissal based upon failure to join an indispensable party), or for summary judgment, concerning the claims or counterclaims asserted in any arbitration.

         SCHEDULE OF ARBITRATION PROCEEDINGS.

         SET A: At the Initial Meeting, the parties and the arbitrator shall agree to a schedule that conforms with the following deadlines:

                 Event                                             Deadline Not Later Than
Service of statement of claim by Claiming Party              15 days after service of Written Notice

Service of response to statement of claim and                21 days after service of statement of claim
counterclaims, if any, by Responding Party

Service of response to counterclaims, if any, by             7 days after service of counterclaims, if any
the Claiming Party

Commencement of document discovery                           1 day after service of response to statement of claim

Commencement of deposition discovery                         45 days after service of statement of claim

Completion of all discovery                                  100 days after service of statement of claim

Commencement of the arbitration hearing                      21 days after the completion of discovery

Issuance of decision by the arbitrator(s)                    14 days after receipt of the last hearing transcript by
                                                             the arbitrator(s).  [ALL SESSIONS OF THE ARBITRATION
                                                             HEARINGS SHALL BE PROMPTLY TRANSCRIBED AND TRANSCRIPTS
                                                             SHALL BE PROMPTLY PROVIDED TO THE PARTIES AND THE
                                                             ARBITRATOR(S).]

         SET B: At the Initial Meeting, the parties and the arbitrators shall agree to a schedule that conforms with the following deadlines:

                   Event                                             Deadline Not Later Than
Service of statement of claim by Claiming Party              15 days after service of Written Notice

Service of response to statement of claim and                21 days after service of statement of claim
counterclaims, if any, by Responding Party

Service of response to counterclaims, if any, by the         7 days after service of counterclaims, if any
Claiming Party

Commencement of document discovery                           1 day after service of response to statement of claim

Commencement of deposition discovery                         75 days after service of statement of claim

Completion of all discovery                                  200 days after service of statement of claim

Commencement of the arbitration hearing                      30 days after the completion of discovery

Issuance of decision by the arbitrator(s)                    14 days after receipt of the last hearing transcript by
                                                             the arbitrator(s).  [ALL SESSIONS OF THE ARBITRATION
                                                             HEARINGS SHALL BE PROMPTLY TRANSCRIBED AND TRANSCRIPTS
                                                             SHALL BE PROMPTLY PROVIDED TO THE PARTIES AND THE
                                                             ARBITRATOR(S).]

         EXTENSIONS OF TIME. The parties may jointly agree, in writing, to extend any of the foregoing deadlines.

         DECISION BINDING ON THE PARTIES. Unless the parties agree otherwise in writing, the arbitrator(s)' decision shall become binding on the parties at such time as the decision is confirmed by order of a court in the jurisdiction where the Property is located. The parties irrevocably and unconditionally submit to the jurisdiction of such court for any and all proceedings relating to such confirmation. Any award ordered shall be paid within ten (10) days of confirmation of the arbitrator(s)' decision.

         COST OF ARBITRATION PROCEEDING. Except as specifically provided, the costs incurred by the parties in conjunction with an arbitration proceeding pursuant to this Agreement, including reasonable attorney's fees, fees paid to experts, and fees for obtaining transcripts shall be paid or reimbursed in accordance with the provisions of Section 10.3 of the Agreement. In the event that the arbitrators determine that no party is entitled to indemnification by any other party, then (a) each party shall pay its own expenses, including attorney's fees, fees paid to experts, fees for obtaining transcripts, expenses of witnesses called solely by that party, and all fees charged by the arbitrator appointed by such party and (b) the parties shall each pay fifty percent of all remaining expenses of the arbitration proceeding.

         SERVICE OF DOCUMENTS. Any process, notice, memorandum, motion, demand, or other paper or communication, or application to the panel of arbitrators shall be deemed to have been sufficiently served or submitted if done in accordance with Section 12.9 of this Agreement, except that service by facsimile shall not suffice for purposes of this Exhibit G.

                                    EXHIBIT I

                 POST-CLOSING AGREEMENTS AFFECTING THE PROPERTY

                                      None.

                                    EXHIBIT J

                                 QUITCLAIM DEED


W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership with an address c/o Archon Group, L.P., 1275 K Street NW, Suite 900, Washington, DC 20005 ("Grantor"), for consideration of TWENTY SEVEN MILLION DOLLARS AND 00/100 ($27,000,000.00), the receipt and sufficiency of which is hereby acknowledged, grants to BROOKS AUTOMATION, INC, a Delaware corporation, having an address of 15 Elizabeth Drive, Chelmsford, Massachusetts 01824-4111 ("Grantee")

with QUITCLAIM COVENANTS,

The land and all improvements thereon located in Chelmsford, Middlesex County, Massachusetts, presently known as and numbered 11, 15 and 16 Elizabeth Drive, more fully described on Exhibit A attached hereto, together with all hereditaments and appurtenances belonging thereto (the "Property"), subject to, however, and with the benefit of, all rights, agreements, easements, reservations and restrictions of record, insofar as the same are or may become in force and applicable, and also subject to the lien of real property taxes for fiscal years 2001 and 2002 (i.e., the taxes assessed as of 1/1/00 and 1/1/01), and to the extent not yet due and payable, which taxes Grantee, by acceptance and recording of this Deed, assumes and agrees to pay, and to the disclaimer set forth on Exhibit B attached hereto and made a part hereof for all purposes (the "Disclaimer").

The conveyance of the Property by Grantor is not a sale of all or substantially all of the assets owned by Grantor within the Commonwealth of Massachusetts.

For Grantor's title see Deed of ___________________________, recorded with Middlesex County North District Registry of Deeds in Book _____, Page ____.

EXECUTED UNDER SEAL this _____ day of January, 2001.

                              W9/TIB Real Estate Limited Partnership, a
                              Delaware limited partnership

                              By: W9/TIB Gen-Par, Inc.,
                                  a Delaware corporation, its General Partner

                                  By: ________________________________
                                         Name:
                                         Title:


                       [see next page for acknowledgement]

                   ___________________ OF ___________________

_______________________, SS.                                 _____________, 2001


         Then personally appeared the above-named ____________________________, the _____________________________ of W9/TIB Gen-Par, Inc., the General Partner of W9/TIB Real Estate Limited Partnership as aforesaid, and acknowledged the foregoing instrument to be his/her free act and deed, and the free act and deed of W9/TIB Gen-Par, Inc., as General Partner of W9/TIB Real Estate Limited Partnership, before me,

                                       _______________________________
                                       Notary Public
                                       My commission expires:

                           Exhibit A to Quitclaim Deed

11 ELIZABETH DRIVE

The land, with all improvements now or hereafter constructed thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts shown as Lot C-1 on a plan of land entitled "Plan of Land in Chelmsford, Mass. drawn for Raymond A. & Barbara F. Carye," dated July 1981 by Merrimack Engineering Services, Inc., recorded with Middlesex County Northern District Registry of Deeds in Plan Book 134, Page 81, more particularly bounded and described as follows:

Commencing at a point at the Northeasterly corner of said parcel and the Northwesterly corner of Elizabeth Drive and thereon running

SOUTH 11(degrees) 13' 50"E         by Elizabeth Drive 50 feet to a point,
                                   thence in a

SOUTHERLY direction                by a curved line having a radius of 299.98
                                   feet, 136.12 feet to a point;

SOUTH 11(degrees) 45' 44"E         50.58 feet to a point, thence in a

SOUTHWESTERLY direction            by a curved line having a radius of 325 feet,
                                   317.64 feet to a point, thence

SOUTH 44(degrees) 14' 1116"W       250 feet to a point being the most southerly
                                   bound of said Lot C-1, thence turning and running

NORTH 45(degrees) 45' 44"W         by Lot D-1, 159.72 feet to a point, thence

NORTH 01(degrees) 58' 43"E         by said Lot D-1, 159.72 feet to a point,
                                   thence

NORTH 00(degrees) 00' 16"E         by said Lot D-1, 151.68 feet to a point,
                                   thence

NORTH 00(degrees) 19' 27"W         by said Lot D-1, 223.73 feet to a point, at
                                   land now or formerly of New England Power Co.
                                   thence turning and running

NORTH 80(degrees) 10' 31" E        by land now or formerly of New England Power
                                   Co. 70.11 feet to a stone bound, thence
                                   continuing

NORTH 78(degrees) 14' 16"E         by said land of New England Power Co. 279.09
                                   feet, to the point of beginning.

LOT C-1 contains 4.5662 acres as according to said plan.

Meaning and intending to convey and hereby conveying Lot ___ as shown on a plan of land entitled "____________" recorded herewith; however, to the extent there are any discrepancies in the description of Lot C-1 described above and Lot ___ as aforesaid, Lot ___ is being conveyed herewith by way of a release deed without covenants.

Together with the easements, rights, benefits and appurtenances described in the following instrument (all recording references refer to the Middlesex North Registry of Deeds): (a) Easement dated June 18, 1980 recorded in Book 2425, Page 127, and (b) Grant of Easement dated May 11, 1981 recorded in Book 2481, Page 206.

As used herein "recorded" shall mean "recorded with the Middlesex County Registry of Deeds."

15 ELIZABETH DRIVE

The land, with all improvements now or hereafter constructed thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts shown as Lot D-1 on a plan of land entitled "Plan of Land in Chelmsford, Massachusetts as drawn for Raymond A. & Barbara F. Carye," dated July, 1981 by Merrimac Engineering Services, Inc., recorded with Middlesex County Northern District Registry of Deeds in Plan Book 134, Plan 81, more particularly bounded and described as follows:

NORTHEASTERLY:                     by Lot C-1 as shown on said plan One Hundred
                                   Forty-Six and 38/100 (146.38) feet;

EASTERLY:                          by said Lot C-1 by three courses together
                                   measuring Five Hundred Thirty-Five and
                                   13/100 (535.13) feet;

NORTHERLY:                         by land now or formerly of New England Power
                                   Company Four Hundred Twenty-Six and 80/100
                                   (426.80) feet;

WESTERLY:                          by land now or formerly of Mass. Electric
                                   Company as shown on said plan Five Hundred
                                   Forty-Six and 86/100 (546.86) feet;

NORTHERLY:                         by land now or formerly of Mass. Electric
                                   Company One Hundred Four and 59/100 (104.59) feet;

SOUTHWESTERLY:                     by Turnpike Road as shown on said plan Three
                                   Hundred Fifteen and 03/100 (315.03) feet;

SOUTHERLY, EASTERLY

AND SOUTHERLY:                     by Lot E and Elizabeth Drive as shown on said
                                   plan by four courses together totaling Five
                                   Hundred Thirty-Seven and 46/100 (537.46) feet.

Containing 7.63 acres according to said plan.

Meaning and intending to convey and hereby conveying Lot ___ as shown on a plan of land entitled "____________" recorded herewith; however, to the extent there are any discrepancies in the description of Lot D-1 described above and Lot ___ as aforesaid, Lot ___ is being conveyed herewith by way of a release deed without covenants.

Together with an easement for drainage in common with others entitled thereto crossing Lot C-1 dated July 14, 1982, recorded as Instrument No. ________ on July 15, 1983 and as shown on plan recorded.

LOT C-1 CONTAINS 4.5662 ACRES ACCORDING TO SAID PLAN.

TOGETHER WITH THE EASEMENTS, RIGHTS, BENEFITS AND APPURTENANCES DESCRIBED IN THE FOLLOWING INSTRUMENTS (ALL RECORDING REFERENCES REFER TO THE MIDDLESEX NORTH DISTRICT REGISTRY OF DEEDS): (A) EASEMENT DATED JUNE 18, 1980 RECORDED IN BOOK 2425, PAGE 127, AND (B) GRANT OF EASEMENT DATED MAY 11, 1981 AND RECORDED IN BOOK 2481, PAGE 206.

16 ELIZABETH DRIVE

A parcel of land in Chelmsford, Middlesex County, Massachusetts, lying on the northeasterly side of Turnpike Road being shown as Lot E-1 on a plan entitled "Plan of Land in Chelmsford, Massachusetts, prepared for Raymond A. and Barbara
F. Carye, Scale: 1" = 40', March 9, 1983, Vanesse/Hangen Engineering, Inc., Consulting Engineers & Planners, 184 High Street, Boston, Massachusetts" recorded with the Middlesex County North District Registry of Deeds in Plan Book 139 as Plan 34, being described as follows:

Beginning at the southerly corner of said Lot E-1 on the northeasterly side of Turnpike Road at a corner of land now or formerly owned by the Town of Chelmsford.

Thence running by Turnpike Road N 40(degrees) 52' 46" W 272.00 feet;

Thence running by Turnpike Road N 44(degrees) 32' 33" W 132.34 feet;

Thence running by Turnpike Road N 42(degrees) 13' 28" W 289.27 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye N 49(degrees) 11' 07" E 299.68 feet;

Thence running by Elizabeth Drive southeasterly and northeasterly along a line curving to the left, having a radius of 62.50 feet, a distance of 185.52 feet;

Thence running by Elizabeth Drive northeasterly along a line curving to the right, having a radius of 25.00 feet, a distance of 9.72 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 42(degrees) 48' 14" E 304.30 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye S 16(degrees) 22' 50" W 58.75 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 20(degrees) 33' 12" E 145.74 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 46(degrees) 00' 59" E 112.57 feet;

Thence running by land now or formerly of Raymond A. and Barbara F. Carye on said plan S 00(degrees) 59' 56" E 43.72 feet;

Thence running by land now or formerly of Astrid M. Vanderineer and by land now or formerly of the Town of Chelmsford S 37(degrees) 59' 47" W 309.12 feet to the point of beginning.

Meaning and intending to convey and hereby conveying Lot ___ as shown on a plan of land entitled "____________" recorded herewith; however, to the extent there are any discrepancies in the description of Lot E-1 described above and Lot ___ as aforesaid, Lot ___ is being conveyed herewith by way of a release deed without covenants.

                           Exhibit B to Quitclaim Deed


         AS SET FORTH IN ARTICLE 11 OF THAT CERTAIN "AGREEMENT OF PURCHASE AND SALE" BY AND BETWEEN GRANTOR AND GRANTEE, WITH AN EFFECTIVE DATE OF JANUARY __, 2001 (THE "AGREEMENT"), WHICH ARTICLE 11 IS INCORPORATED HEREIN BY REFERENCE, GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTOR HAS NOT AT ANY TIME MADE, IS NOT NOW MAKING AND SPECIFICALLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO WARRANTIES OR REPRESENTATIONS AS TO (I) MATTERS OF TITLE,
(II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (III) GEOLOGICAL CONDITIONS, INCLUDING WITHOUT LIMITATION SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND GEOLOGIC FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE FAULTING, (IV) WHETHER AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, WETLANDS, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) THE PRESENCE OF ANY ENDANGERED SPECIES OR ANY ENVIRONMENTALLY SENSITIVE OR PROTECTED AREAS, (VIII) ZONING OR BUILDING ENTITLEMENTS TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (IX) THE AVAILABILITY OF UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION WATER, SEWAGE, GAS AND ELECTRIC, (X) USAGES OF ADJOINING PROPERTY, (XI) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XII) THE VALUE, COMPLIANCE WITH PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE, OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, SURFACE IMPOUNDMENTS, OR LANDFILLS, (XV) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (XVI) THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS, (XVII) TAX CONSEQUENCES, AND (XVIII) ANY OTHER MATTER OR THING WITH RESPECT TO THE PROPERTY. GRANTEE ACCEPTS THE PROPERTY, AND ACKNOWLEDGES THAT THE CONVEYANCE OF THE PROPERTY TO GRANTEE IS MADE BY GRANTOR, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS.

         GRANTEE ACKNOWLEDGES THAT GRANTEE'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY TO THE PROPERTY) HAS BEEN ADEQUATE TO ENABLE GRANTEE TO MAKE GRANTEE'S OWN DETERMINATION WITH RESPECT TO THE CONDITION OF THE PROPERTY AND ALL MATTERS PERTAINING THERETO INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE PRESENCE ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS, AND GRANTEE ACCEPTS THE RISK OF THE PRESENCE OF ANY SUCH SUBSTANCES OR MATERIALS.

         GRANTEE'S AGREEMENT TO, AND ACKNOWLEDGMENT OF, THE VARIOUS MATTERS SPECIFIED IN THE QUITCLAIM DEED TO WHICH THIS DISCLAIMER IS ATTACHED SHALL BE CONCLUSIVELY EVIDENCED BY GRANTEE'S ACCEPTANCE AND RECORDING OF SUCH DEED.

                                    EXHIBIT K

                            SECOND AMENDMENT TO LEASE

         This SECOND AMENDMENT TO THE LEASE (this "Second Amendment") is entered into as of this __ day of January, 2001 by and between W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware Limited Partnership having an address c/o Archon Group, L.P., 1275 K Street, Northwest, Washington, DC 20005 ("Landlord"), and NORTEL NETWORKS INC., a Delaware corporation having an address of 2221 Lakeside Boulevard, M.S. 04D/07/B40, Richardson, Texas 75082 ("Tenant"). Initial capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to such terms in the Existing Lease (as hereinafter defined).

                               W I T N E S S E T H

         WHEREAS, Landlord, as landlord, and Aptis Communications, Inc., as tenant, entered into that certain Lease dated as of December 4, 1997 (the "Original Lease"), pursuant to which Landlord leased Tenant a portion of the building known and numbered as 11 Elizabeth Drive, Chelmsford, Massachusetts, as amended by that certain First Amendment to the Lease dated as of October 30, 1998 by and between Landlord and Northern Telecom Limited ("Prior Tenant"), extending the term and expanding the premises (the "First Amendment"; the Original Lease, together with the First Amendment, are hereinafter referred to as the "Existing Lease").

         WHEREAS, Tenant has succeeded to the interest of Prior Tenant as tenant under the Lease.

         WHEREAS, Landlord and Tenant now desire to amend certain provisions of the Existing Lease as more specifically set forth herein.

         NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt in sufficiency which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. SECURITY DEPOSIT. Landlord and Tenant hereby acknowledge that the Security Deposit was never funded pursuant to the provisions of the Existing Lease. Further, notwithstanding any provisions of the Existing Lease to the contrary, the Security Deposit requirement under the Existing Lease shall be reduced to $0.00. Simultaneously upon its execution of this Second Amendment, Tenant shall deliver to Landlord a letter in form and substance reasonably satisfactory to Landlord setting forth Tenant's net worth.

         2. NOTICES. In addition to Tenant's notice address set forth in Section
14.12 of the Existing Lease, all notices shall be sent to the following addresses:

         Nortel Networks Inc.                        with a copy to:
         2221 Lakeside Boulevard                     Nortel Networks Inc.
         M.S. 04D/07/B40                             200 Athens Way
         Richardson, Texas  75082                    Nashville, Tennessee  37228
         Attention: Real Estate Administration       Attention: Law Department
         Phone:   (972) 684-8632                     Phone:  (615) 432-4000
         Fax:       (972) 684-3923                   Fax:      (615) 432-0067

         Additionally, all statements and invoices shall be mailed to the following address:

         Nortel Networks Inc.
         221 Lakeside Boulevard
         M.S. 04D/07/B40
         Richardson, Texas 75082
         Attention:  Rent Administration
         Phone:   (972) 685-8887 or (972) 685-8686
         Fax        (972) 684-3923.

         3. BINDING AGREEMENT. The conditions, covenants and agreements herein contained shall be binding upon the parties hereto and their respective successors and assigns.

         4. CORPORATE APPROVAL. Tenant hereby represents and warrants to Landlord that Tenant is duly authorized to enter into and consummate the transactions contemplated by this Second Amendment and that the officer executing this Second Amendment on its behalf is duly authorized to execute and deliver this Second Amendment on its behalf. Upon the request of Landlord, Tenant shall provide Landlord with evidence that Tenant has succeeded to the interest of tenant under the Existing Lease and that Tenant is authorized to enter this Second Amendment and that the officer executing this Second Amendment on behalf of Tenant is so authorized.

         5. MISCELLANEOUS. The parties hereby acknowledge and agree that, except as specifically amended by the terms of this Second Amendment, all of the terms, covenants and provisions of the Existing Lease are hereby ratified and confirmed and shall remain in full force and effect throughout the balance of the Term. From and after the date hereof, all references in the Existing Lease and in this Second Amendment to the terms "the Lease" or "this Lease" shall mean and be the Existing Lease as affected by this Second Amendment. Tenant acknowledges, confirms and agrees that Landlord has performed all obligations required to be performed under the Existing Lease with respect to the Premises.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

         IN WITNESSETH WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date first above written to take effect as a Massachusetts instrument under seal.

WITNESSES:                         LANDLORD:

                                   W9/TIB Real Estate Limited Partnership, a
                                   Delaware limited partnership

                                   By:    W9/TIB Gen-Par, Inc., a Delaware
                                          corporation, its general partner


                                          By:
--------------------------------             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                   TENANT:

                                   NORTEL NETWORKS INC.,
                                   a Delaware corporation

                                   By:
--------------------------------      -----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------